Exhibit 99.1

News Release

Trustmark Corporation Selected to Participate in U.S. Treasury Capital Purchase Program

Jackson, Miss. – November 6, 2008 – Trustmark Corporation (NASDAQ:TRMK) has received preliminary approval from the U.S. Treasury Department to participate in its Capital Purchase Program, a voluntary initiative for U.S. financial institutions designed to support the economy by increasing financing to businesses and consumers.  Under this program, Trustmark intends to issue $215 million in nonvoting senior preferred stock to the U.S. Treasury.  Trustmark’s senior preferred shares will pay a cumulative annual dividend rate of 5% for the first five years and will reset to an annual rate of 9% after year five.  These senior preferred shares are callable by Trustmark at par after three years. Trustmark may call them during the first three years, but only with the proceeds of newly-issued Tier 1 equity capital in an amount of at least 25% of the $215 million.

Richard G. Hickson, Chairman and CEO stated, “We believe the U.S. Treasury Capital Purchase Program provides an outstanding opportunity for strong, healthy banks like Trustmark to support the recovery of the U.S. economy.  This cost-effective capital will support Trustmark’s growth and expansion opportunities.  We chose to voluntarily apply for the program in order to support the Treasury’s efforts to facilitate additional lending in our markets.”

In conjunction with the purchase of Trustmark’s senior preferred shares, the Treasury will receive warrants to purchase Trustmark common shares with an aggregate market value equal to $32.3 million, or 15% of the senior preferred stock investment.  The Trustmark common stock underlying these warrants will represent less than 3% of Trustmark’s outstanding common shares at September 30, 2008, at current market prices.  The exercise price will be the market price of Trustmark’s common stock at the time of issuance, calculated on a 20 trading day trailing average.  This approval is subject to the completion of standard closing conditions and the execution of the closing documents.  The U.S. Treasury intends that the purchase will occur within 30 days.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, and relating to the anticipated investment by the U.S. Treasury in Trustmark as part of its Capital Purchase Program, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Trustmark Corporation
November 6, 2008

These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of current volatility in the credit and financial markets, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological  changes, changes  in the financial performance or condition of Trustmark’s borrowers, the ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark’s filings with the Securities and Exchange Commission.  Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:
Investors:
Louis E. Greer	Joseph Rein
Treasurer and	First Vice President
Principal Financial Officer	601-208-6898
601-208-2310

Media:
Melanie A. Morgan
Senior Vice President
601-208-2979